                                                                      EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                          ___________________________

                                   FORM T-1

               Statement of Eligibility and Qualification Under
                                      the
                 Trust Indenture Act of 1939 of a Corporation
                         Designated to Act as Trustee
                            _______________________

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2)____

                           _________________________

                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                             NATIONAL ASSOCIATION
                  (Exact name of trustee as specified in its
                                   charter)


                                  95-4655078
                     (I.R.S. Employer Identification No.)


               101 California Street, San Francisco, California
                   (Address of principal executive offices)

                                     94111
                                  (Zip Code)
                              __________________

                         INMC MORTGAGE HOLDINGS, INC.
              (Exact name of Obligor as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  95-3983415
                     (I.R.S. Employer Identification No.)

                             155 North Lake Avenue
                             Pasadena, California
                   (Address of principal executive offices)

                                     91101
                                  (Zip Code)


                        ________________________________

                                Debt Securities
                        (Title of Indenture securities)

ITEM 1.  GENERAL INFORMATION.


         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C.

         Board of Governors of the Federal Reserve System, Washington, D.C.


    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

    If the Obligor is an affiliate of the trustee, describe each such affiliation.

    None.



ITEM 16.  LIST OF EXHIBITS.
    List below all exhibits filed as part of this statement of eligibility.

      Exhibit 1. Articles of Association of the Trustee as Now in Effect.
      Exhibit 2. Certificate of Authority of the Trustee to Commence Business.
      Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers
                 (Contained in Exhibit 2.)
      Exhibit 4. Existing By-Laws of the Trustee.
      Exhibit 5. Not Applicable
      Exhibit 6. The consent of the Trustee required by Section 321 (b) of the
                 Act.
      Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.
      Exhibit 8. Not Applicable
      Exhibit 9. Not Applicable


                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 25th day of November, 1997.

                            CHASE MANHATTAN BANK AND TRUST
                            COMPANY, NATIONAL ASSOCIATION


                              By   /s/ Francis J. Farrell
                                ---------------------------
                                       Francis J. Farrell
                                         Vice President

EXHIBIT 1. Articles of Association of the Trustee as now in Effect.
================================================================================

                                                                       EXHIBIT 1



                    CHASE MANHATTAN BANK AND TRUST COMPANY,

                              NATIONAL ASSOCIATION


                               CHARTER NO. 23470


                            ARTICLES OF ASSOCIATION


For the purpose of organizing an Association to perform any lawful activities of national banks, the undersigned do enter into the following Articles of
Association:

FIRST. The title of this Association shall be Chase Manhattan Bank and Trust Company, National Association (the "Association").

SECOND. The main office of the Association shall be in the City of Los Angeles, County of Los Angeles, State of California. The general business of the Association shall be conducted at its main office and its branches.

THIRD. The board of directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director, during the full term of his directorship, shall own common or preferred stock of the Association or of a holding company owning the Association, with an aggregate par, fair market or equity value of not less than $1,000. Any vacancy in the board of directors may be filled by action of the shareholders or a majority of the remaining directors.

Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.


FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the by-laws, or if that day falls on a legal holiday in the state in which the Association is located, on the next following banking day. If no election is held on the day fixed or in event of a legal holiday, on the following banking day, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. Advance notice of the meeting may be waived duly waived by the sole shareholder in accordance with 12 C.F.R. (S) 7.2001.


A director may resign at any time by delivering written notice to the board of directors, its Chairperson, or to the Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.


A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause.


FIFTH. The authorized amount of capital stock of this Association shall be Six Hundred Thousand ($600,000), divided into Six Thousand (6,000) shares of common stock of the par value of One Hundred dollars ($100) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.


No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right to subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.


Unless otherwise specified in the Articles of Association or required by law,
(1) all matters requiring shareholder action, including amendments to the Articles of Association, must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.


The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH. The board of directors may appoint one of its members President of this Association, and one of its members Chairperson of the board or two of its members as Co-Chairpersons of the board, and shall have the power to appoint one or more Vice Presidents, a Secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the by-laws.


The board of directors shall have the power to:


(1) Define the duties of the officers, employees, and agents of the Association.


(2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Association.


(3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.


(4)  Dismiss officers and employees.


(5)  Require bonds from officers and employees and fix the penalty thereof.


(6) Ratify written policies authorized by the Association's management or committees of the board.


(7) Regulate the manner in which any increase or decrease of the capital of the Association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the Association in accordance with law.


(8)  Manage and administer the business and affairs of the Association.


(9) Adopt initial by-laws, not inconsistent with law or the Articles of Association, for managing the business and regulating the affairs of the Association.


(10) Amend or repeal by-laws, except to the extent that the Articles of Association reserve this power in whole or in part to shareholders.

(11)  Make contracts.


(12) Generally perform all acts that are legal for a board of directors to perform.


SEVENTH. The board of directors shall have the power to change the location of the main office to any other location permitted under applicable law, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law, without the approval of the shareholders subject to approval by the Office of the Comptroller of the Currency.


EIGHTH. The corporate existence of this Association shall continue until termination according to the laws of the United States.


NINTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The Association's board of directors may propose one or more amendments to the Articles of Association for submission to the shareholders.

EXHIBIT 2. Certificate of Authority of the Trustee to Commence Business.
================================================================================

                                                                       EXHIBIT 2



--------------------------------------------------------------------------------

Comptroller of the Currency

Administrator of National Banks

--------------------------------------------------------------------------------

Northeastern District                                                  Licensing

1114 Avenue of the Americas, Suite 3900                Telephone: (212) 790-4055

New York, New York 10036                                      Fax:(212) 790-4098

November 14, 1997

Mr. Joseph R. Bielawa

Vice President and Assistant

General Counsel

THE CHASE MANHATTAN BANK

270 Park Avenue, 39th Floor

New York, New York 10017-2070

Re; Final Authorization to charter a national trust bank, Chase Trust Company, National Association, Los Angeles, California ("Bank"), Charter No.: 23470

Dear Mr. Bielawa:

The Comptroller of the Currency (OCC) has found that you have met all conditions imposed by the OCC and completed all steps necessary to commence the business of a national trust bank. This letter constitutes OCC authorization to exercise fiduciary powers. Your charter certificate is enclosed. You are authorized to commence business on November 15, 1997.

You are reminded that several of the standard conditions contained in the preliminary approval letter dated August 12, 1997 will continue to apply once the bank opens and by opening, you agree to subject your association to these conditions of operation. Some of the conditions bear reiteration here:

    1. The trust company's financial statements must be prepared on an accrual basis, if applicable, according to generally accepted accounting principles.

    2. For a period of two years after the trust company has opened for business, the OCC must review and have no objection to any new executive officer or director prior to that person assuming such position. The proposed individual may not assume the position until the OCC has issued a letter of no objection.

    3. The president must serve as a member of the board of directors.

    4. The board of directors is responsible for regular review and update of policies and procedures and for assuring ongoing compliance with them. This includes maintaining an internal control system that ensures compliance with the currency reporting and record keeping requirements of the Bank Secrecy Act
(BSA). The board is expected to train its personnel in BSA procedures and designate one person or a group to monitor day-to-day compliance.

    5. Stock certificates must not be issued prior to the date the trust company opens for business, but must be issued immediately following the opening of the bank.

Following the commencement of operations, bank management is urged to become familiar with the requirements of the Securities Exchange Act of 1934 and Part 11 of the Comptroller's regulations relative to the registration of the bank's equity securities and related periodic reports. These requirements will be applicable to your bank when the number of shareholders of record is maintained at 500 or more. Such registration may be subsequently terminated pursuant to the Act, only when the number of shareholders of record is reduced to fewer than 300.

Should you have any questions regarding the supervision of your bank, please contact National Bank Examiner Mr. Anthony DiLorenzo who will be responsible for OCC's ongoing supervisory effort at your institution.

Sincerely,

/S/ Michael G. Tiscia

    Licensing Manager

    Enclosure

cc: Official File

    Field File

________________________________________________________________________________

Comptroller of the Currency

Administrator of National Banks

________________________________________________________________________________

Northeastern District                                                  Licensing

1114 Avenue of the Americas, Suite 3900                Telephone: (212) 790-4055

New York, New York 10036                                       Fax:(212)790-4098


November 14, 1997


Mr. Joseph R. Bielawa
Vice President and Assistant
General Counsel
THE CHASE MANHATTAN BANK
270 Park Avenue, 39th Floor
New York, New York 10017-2070

Re:   1) Application to consolidate The Chase Manhattan Trust Company of
California , National Association, San Francisco, California, Charter No. 20435, and Chase Trust Company of California, San Francisco, California, and Chase Trust Company, National Association, Los Angeles, California, Charter No. 23470, under the charter number of the latter and with the title of "Chase Manhattan Bank and Trust Company, National Association" ("Resulting Bank"), 2) Amendment to the Articles of Association of the Resulting Bank, and 3) Purchase and assumption of the assets and liabilities of the Los Angeles branch of Chase Manhattan Private Bank, National Association, Tampa, Florida, Charter No. 21177, by Chase Manhattan Bank and Trust Company, National Association.

Dear Mr. Bielawa:

This letter is the official certification of the Office of the Comptroller of the Currency (OCC) for the consolidation of three uninsured trust banks, The Chase Manhattan Trust Company of California, National Association, San Francisco, California, Charter No. 20435, and Chase Trust Company of California, San Francisco, California, and Chase Trust Company, National Association, Los Angeles, California, Charter No. 23470, under the charter number of the latter and with the title of "CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION", ("Resulting bank"), effective November 15, 1997. The former San Francisco head offices of the consolidating banks will not be retained as branches of the Resulting Bank.

Also, receipt is acknowledged of the Secretary Certificate of Shareholder Approval which amends the Resulting Bank's Article Second of its Articles of Association by expanding the Resulting Bank's activities to those of a full service bank, upon the receipt of FDIC insurance and effective November 15, 1997 ("Insured Resulting Bank"). The amendment was filed pursuant to OCC approval dated August 12, 1997. Attached is a copy of the accepted Amendment for the Bank's files. Finally, this letter is also the official certification of the OCC to the Insured Resulting Bank to purchase certain assets and assume certain liabilities of the LOS ANGELES BRANCH of Chase Manhattan Private Bank, National Association, Tampa, Florida, effective November 15, 1997.

The Los Angeles Branch, located at 1800 Century Park East, Los Angeles, California will not be operated as a separate branch of the Insured Resulting Bank. The Los Angeles Branch Certificate (#104350A) should be returned to this Office as soon as possible.


Very truly yours,

/s/ Michael G. Tiscia

Michael G. Tiscia

Licensing Manager

Charter No. 23470

Control No. 97 NE 02 0027

      97 NE 02 0028

***OCC SEAL***

                                                                       EXHIBIT 2



                          COMPTROLLER OF THE CURRENCY



                   TREASURY DEPARTMENT OF THE UNITED STATES

                               WASHINGTON, D.C.

Whereas, satisfactory evidence has been presented by the Comptroller of the Currency that Chase Trust Company, National Association located in Los Angeles State of California has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association;

Now therefore, I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.


SEAL In testimony whereof, witness my signature and seal of office this 15th day of November 1997


    Charter No.  23470

                                     Deputy Comptroller of the Currency

EXHIBIT 3. Authorization of the Trustee to Exercise Corporate Trust Powers.
================================================================================

            (Contained in Exhibit 2.)

EXHIBIT 4. Existing By-laws of the Trustee.
================================================================================

                                                                       EXHIBIT 4





                     CHASE MANHATTAN BANK AND TRUST COMPANY,

                              NATIONAL ASSOCIATION

                                    BY-LAWS




Article I


Meetings of Shareholders


Section 1.1. Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Association, or such other place as the board may designate, and at such time in each year as may be designated by the board of directors. Unless otherwise provided by law, notice of the meeting may be waived by the Association's sole shareholder in accordance with 12 C.F.R. (S) 7.2001. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the board, or, if the directors fail to fix the date, by shareholders representing two thirds of the shares issued and outstanding.


Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by a majority of the board of directors or by any one or more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of the Association or by the Chairperson of the board of directors or the President. Unless otherwise provided by law, advance notice of a special meeting may be waived by the Association's Sole Shareholder in accordance with 12 C.F.R. (S) 7.2001.


Section 1.3. Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder.

(1)  The name and address of each proposed nominee.


(2)  The principal occupation of each proposed nominee.


(3) The total number of shares of capital stock of the Association that will be voted for each proposed nominee.


(4)  The name and residence address of the notifying shareholder.


(5) The number of shares of capital stock of the Association owned by the notifying shareholder.


Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.


Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. Proxies meeting above requirements submitted at any time during a meeting shall be accepted.


Section 1.5 Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 10.2, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association, or by the shareholders or directors pursuant to Section
10.2. Any action required or permitted to be taken by the shareholders may be taken without a meeting by unanimous written consent of the shareholders to a resolution authorizing the action. The resolution and the written consent shall be filed with the minutes of the proceedings of the shareholders.

ARTICLE II


Directors


Section 2.1. Board of Directors. The board of directors ("board") shall have the power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the board.


Section 2.2. Number. The board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting thereof; provided, however, that a majority of the full board may not
                 --------- --------
increase the number of directors to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where such number was 15 or less; and (2) exceeds by more than four the number of directors last elected by shareholders where such number was 16 or more, but in no event shall the number of directors exceed 25.


Section 2.3. Organization Meeting. The Secretary shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Association to organize the new board and elect and appoint officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.


Section 2.4. Regular Meetings. The time and location of regular meetings of the board shall be set by the board. Such meetings may be held without notice. Any business may be transacted at any regular meeting. The board may adopt any procedures for the notice and conduct of any meetings as are not prohibited by law.


Section 2.5. Special Meetings. Special meetings of the board may be called at the request of the Chairperson or Co-Chairperson of the board, the President, or three or more directors. Each member of the board shall be given notice stating the time and place, by telegram, telephone, letter or in person, of each such special meeting at least one day prior to such meeting. Any business may be transacted at any special meeting.


Section 2.6. Action by the Board. Except as otherwise provided by law, corporate action to be taken by the board shall mean such action at a meeting of the board. Any action required or permitted to be taken by the board or any committee of the board may be taken without a meeting if all members of the board or the committee consent in writing to a resolution authorizing the action. The resolution and the written consents thereto shall be filed with the minutes of the proceedings of the board or committee. Any one or more members of the board or any committee may participate in a meeting of the board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

Section 2.7. Waiver of Notice. Notice of a special meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.


Section 2.8. Quorum and Manner of Acting. Except as otherwise required by law, the Articles of Association or these by-laws, a majority of the directors shall constitute a quorum for the transaction of any business at any meeting of the board and the act of a majority of the directors present and voting at a meeting at which a quorum is present shall be the act of the board. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present and no notice of any adjourned meeting need be given. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.


Section 2.9. Vacancies. In the event a majority of the full board increases the number of directors to a number which exceeds the number of directors last elected by shareholders, as permitted by Section 2.2, directors may be appointed to fill the resulting vacancies by vote of such majority of the full board. In the event of a vacancy in the board for any other cause, a director may be appointed to fill such vacancy by vote of a majority of the remaining directors then in office.


Section 2.10. Removal of Directors. The vacancy created by the removal of a director pursuant to this Section may be filled by the board in accordance with
Section 2.9 of these by-laws or by the shareholders.


ARTICLE III

Committees


Section 3.1. Executive Committee. There may be an executive committee consisting of the Chairperson or Co-Chairperson of the board and not less than two other directors appointed by the board annually or more often. Subject to the limitations in Section 3.4(g) of these by-laws, the executive committee shall have the maximum authority permitted by law.


Section 3.2. Audit Committee. There may be an audit committee composed of not less than two directors, exclusive of any active officers, appointed by the board annually or more often, whose duty it shall be to make an examination at least once during each calendar year and within fifteen months of the last examination into the affairs of the Association, or cause continuous suitable examinations to be made, by auditors responsible only to the board, and to report the results of any such examinations in writing to the board from time to time. Such examinations shall include audits of the fiduciary business of the Association as may be required by law or regulation.


Section 3.3. Other Committees. The board may appoint, from time to time, other committees of one or more persons, for such purposes and with such powers as the board may determine.

Section 3.4.  General.


    (a) Each committee shall elect a Chairperson from among the members thereof and shall also designate a Secretary of the committee, who shall keep a record of its proceedings.


    (b) Vacancies occurring from time to time in the membership of any committee shall be filled by the board for the unexpired term of the member whose departure causes such vacancy. The board may designate one or more alternate members of any committee, who may replace any absent member or members at any meeting of such committee.


    (c) Each committee shall adopt its own rules of procedure and shall meet at such stated times as it may, by resolution, appoint. It shall also meet whenever called together by its Chairperson or the Chairperson of the board.


    (d) No notice of regular meetings of any committee need be given. Notice of every special meeting shall be given either by mailing such notice to each member of such committee at his or her address, as the same appears in the records of the Association, at least two days before the day of such meeting, or by notifying each member on or before the day of such meeting by telephone or by personal notice, or by leaving a written notice at his or her residence or place of business on or before the day of such meeting. Waiver of notice in writing of any meeting, whether prior or subsequent to such meeting, or attendance at such meeting, shall be equivalent to notice of such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting.


    (e) All committees shall, with respect to all matters, be subject to the authority and direction of the board and shall report to it when required.


    (f) Unless otherwise required by law, the Articles of Association or these by-laws, a quorum at any meeting of any committee shall be one-third of the full membership and the act of a majority of members present and voting at a meeting at which a quorum is present shall be the act of the committee.


    (g) No committee shall have authority to take any action which is expressly required by law or regulation to be taken at a meeting of the board or by a specified proportion of directors.


ARTICLE IV

Officers and Employees


Section 4.1. Chairperson of the Board. The board shall appoint one of its members to be the Chairperson of the board, or two persons to serve as Co-Chairperson of the board to serve at its pleasure. Such person shall preside at all meetings of the board. The Chairperson or Co-Chairpersons of the board shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these by-laws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the board.


Section 4.2. President. The board may appoint one of its members to be the President of the Association. In the absence of the Chairperson or Co-Chairpersons, the President shall preside at any meeting of the board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice to the office of President, or imposed by these by-laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the board.


Section 4.3. Vice President. The board may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the board.


Section 4.4. Secretary. The board shall appoint a Secretary, Cashier, or other designated officer who shall be Secretary of the board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these by-laws; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Cashier, or imposed by these by-laws; and shall also perform such other duties as may be assigned from time to time, by the board.


Section 4.5. Other Officers. The board may appoint one or more Assistant Vice Presidents, one or more Trust Officers, one or more Assistant Secretaries, one or more Assistant Cashiers, one or more Managers and Assistant Managers of branches and such other officers and attorneys in fact as from time to time may appear to the board to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the board, the Chairperson or Co-Chairpersons of the board, or the President. The board may authorize an officer to appoint one or more officers or assistant officers.



Section 4.6. Resignation. An officer may resign at any time by delivering notice to the Association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

ARTICLE V


Fiduciary Activities


Section 5.1. Trust Committee. There shall be a Trust Committee of this Association composed of four or more members, who shall be capable and experienced officers or directors of the Association. The Committee is charged with the responsibility for the investment, retention, or disposition of assets held in accounts with respect to which the Association has investment authority; for the review of the assets of accounts for which the Association has investment authority promptly after the acceptance of such an account and at least once during every calendar year thereafter to determine the advisability of retaining or disposing of such assets; for the determination of the manner in which proxies received for accounts for which the Association has responsibility for the voting of proxies shall be voted; for the determination of all substantial questions involving discretionary authority of the Association of a non-investment nature, including, but not limited to, distribution of principal and/or income in respect of any account; for providing advice as to the investment, retention, or disposition of assets in investment advisory accounts maintained by the Association; for the making of such reports as this board shall require; and for such other responsibilities as may be assigned by this board. The Trust Committee, in discharging its aforementioned responsibilities, may authorize officers of the Association to exercise such powers and under such conditions as the Committee may from time to time prescribe.


Section 5.2. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under applicable law.


Section 5.3. Trust Audit Committee. The board shall appoint a committee of at least two directors, exclusive of any active officer of the association, which shall, at least once during each calendar year make suitable audits of the association's fiduciary activities or cause suitable audits to be made by auditors responsible only to the board, and at such time shall ascertain whether fiduciary powers have been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles.


Section 5.4. Fiduciary Files. There shall be maintained by the association all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

Article VI


Stock and Stock Certificates


Section 6.1. Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his or her shares, succeed to all rights of the prior holder of such shares.


The board may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Association with respect to stock transfers, voting at shareholder meetings, and related matters and to protect it against fraudulent transfers.


Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the Chairperson or Co-Chairpersons of the board or President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the board for that purpose, to be known as an authorized officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Association with the same effect as if such officer had not ceased to be such at the time of its issue. The corporate seal may be a facsimile, engraved or printed.


ARTICLE VII


Corporate Seal


The Chairperson, the President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form: A circle, with the words "Chase Manhattan Bank and Trust Company, National Association" within such circle.


                                   IMPRESSION


                                    OF SEAL

Article VIII


Miscellaneous Provisions


Section 8.1. Fiscal Year. The fiscal year of the Association shall be the calendar year.


Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Association by the Chairperson or Co-Chairpersons of the board, or the President, or any Vice Chairperson, or any Managing Director, or any Vice President, or any Assistant Vice President, or the Chief Financial Officer, or the Controller, or the Secretary, or the Cashier, or, if in connection with exercise of fiduciary powers of the Association, by any of those officers or by any Trust Officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Association in such other manner and by such other officers as the board may from time to time direct.
The provisions of this Section 8.2 are supplementary to any other provision of these by-laws.


Section 8.3. Records. The Articles of Association, the by-laws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, Cashier or other officer appointed to act as Secretary of the meeting.


Section 8.4. Corporate Governance Procedures. To the extent not inconsistent with applicable Federal banking law, bank safety and soundness or these by-laws, the corporate governance procedures found in the Delaware General Corporation Law shall be followed by the Association.


ARTICLE IX


Indemnification


Section 9.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Association or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Association to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Association to provide broader indemnification rights than such law permitted the Association to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 9.3 of these by-laws with respect to proceedings to enforce rights to indemnification, the Association shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board.


Section 9.2. Right to Advancement of Expenses. The right to indemnification conferred in Section 9.1 of these by-laws shall include the right to be paid by the Association the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Association of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 9.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 9.1 and 9.2 of these by-laws shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.


Section 9.3. Right of Indemnitee to Bring Suit. If a claim under Section 9.1 or 9.2 of these by-laws is not paid in full by the Association within sixty (60) days after a written claim has been received by the Association except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Association to recover the unpaid amount of the claim.
If successful in whole or in part in any such suit, or in a suit brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (1) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) any suit brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the Association shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Association (including the board, the Association's independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Association (including the board, the Association's independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article IX or otherwise shall be on the Association.


Section 9.4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Association's Articles of Association, by-laws, agreement, vote of shareholders or disinterested directors or otherwise.


Section 9.5. Insurance. The Association may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Association or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Association would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


Section 9.6. Indemnification of Employees and Agents of the Association. The Association may, to the extent authorized from time to time by the board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Association to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Association.


ARTICLE X


By-laws


Section 10.1. Inspection. A copy of the by-laws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during banking hours.


Section 10.2. Amendments. The by-laws may be amended, altered or repealed, at any regular meeting of the board by a vote of a majority of the total number of the directors except as provided below. The Association's shareholders may amend or repeal the by-laws even though the by-laws may be amended or repealed by its board.





                                          ______________________________________

EXHIBIT 6. Consent of the Trustee.
================================================================================

    Chase Manhattan Bank and Trust Company, National Association hereby consents, in accordance with the provisions of Section 321(b) of the Trust Indenture Act of 1939, that reports of examinations by Federal, State, Territorial and District of Columbia authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                             CHASE MANHATTAN BANK AND TRUST   COMPANY, NATIONAL
ASSOCIATION



                              BY:   /s/ Francis J. Farrell
                                    ------------------------------
                                    Francis J. Farrell
                                        Vice President

EXHIBIT 7. Report of Condition of the Trustee.
================================================================================
TRUST COMPANY

CONSOLIDATED REPORT OF CONDITION OF      Chase Trust Company of California
                                        -----------------------------------
                                            (Legal Title)

LOCATED AT         San Francisco        San Francisco           CA           94111
                   ---------------------------------------------------------------
                   (City)               (County)                (State)      (Zip)

AS OF CLOSE OF BUSINESS ON              September 30, 1997      BANK NO.      1476
                           ----------------------------------            ---------
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

ASSETS                                   DOLLAR AMOUNT IN THOUSANDS

 1.  Cash and due from banks                                                       13,026
 2.  U.S. Treasury securities                                                       9,894
 3.  Obligations of other U.S. Government agencies and corporations
 4.  Obligations of States and political subdivisions
 5.  Other securities (including $_____________________corporate stock
     (a)  Loans
     (b)  Less:  Reserve for possible loan losses
     (c)  Loans (Net)                                                                   0
 7.  Bank Premises, furniture and fixtures and other assets representing bank
     premises (including $ -0-________________________capital leases)                  83
 8.  Real estate owned other than bank premises
 9.  Investments in subsidiaries not consolidated
10.  Other assets (complete schedule on reverse) (including $________intangibles)     765
11.  TOTAL ASSETS                                                                  23,768

LIABILITIES

12.  Liabilities For borrowed money
13.  Mortgage indebtedness (including $_______________________capital leases)
14.  Other liabilities (complete on schedule on reverse                             3,482
15.  TOTAL LIABILITIES                                                              3,482
                                                                                   ======
16.  Capital notes and debentures

SHAREHOLDERS EQUITY

17.  Preferred stock--
     (Number shares outstanding ________________________________) Amount $
18.  Common stock--                                                                    10
     (Number shares authorized     100                          ) Amount $            100
                              ----------------------------------
     (Number shares outstanding    100                          ) Amount $            100
                              ----------------------------------
19.  Surplus                                                    Amount $            9,990
20.  TOTAL CONTRIBUTED CAPITAL                                                     10,000
21.  Retained earnings and other capital reserves                                  10,286
22.  TOTAL SHAREHOLDERS EQUITY                                                     20,286
23.  TOTAL LIABILITIES AND CAPITAL ACCOUNTS                                        23,768
                                                                                   ======

MEMORANDA

1.  Assets deposited with State Treasurer to qualify for
    exercise of fiduciary powers (market value)                       628

-------------------------------------------------------------------------

The undersigned, ______________________Francis J. Farrell, VP & Manager and C. Scott Boone, Senior Vice President
----------------------------------
              (Name and Title)             (Name and Title)

of the above named trust company, each declares, for himself alone and not for the other: I have a personal knowledge of the matters contained in this report (including the reverse side hereof), and I believe that each statement in said report is true. Each of the undersigned, for himself alone and not for the other, certifies under penalty of perjury that the foregoing is true and correct.

Executed on  10/21/97    , at  San Francisco    , California
             -------------   --------------------
          (Date)           (City)

              s/Francis J. Farrell           s/C. Scott Boone
            --------------------------   --------------------------------
                  (Signature)                 (Signature)




                           SCHEDULE OF OTHER ASSETS


                  Accounts Receivable                         $266
                  Permanent Payroll Advance                      3
                  Severance payout to be Reimbursed            111
                  Deferred Taxes                               385

                    Total (same as Item 10)                   $765

                         SCHEDULE OF OTHER LIABILITIES

                  Accrued Income Taxes                      $2,102
                  Accounts Payable                              26
                  Retirement Benefits                          913
                  Accrued Employee Benefits                     79
                  All Other Liabilities                        362
                                                            ------
                    Total (same as Item 14)                 $3,482